Exhibit b

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                              DOMINI ADVISOR TRUST

                                    ARTICLE I

                                   DEFINITIONS

         The terms "COMMISSION", "DECLARATION", "DISTRIBUTOR", "INVESTMENT
ADVISER", "MAJORITY SHAREHOLDER VOTE", "1940 ACT", "SHAREHOLDER", "SHARES",
"TRANSFER AGENT", "TRUST", "TRUST PROPERTY" and "TRUSTEES" have the respective meanings given them in the Declaration of Trust of Domini Advisor Trust dated
October 6, 2004, as amended and restated from time to time.

                                   ARTICLE II

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust shall be 536 Broadway, 7th Floor, New York, New
York 10012. The Trust shall maintain a registered agent for service of process in the Commonwealth of Massachusetts unless such maintenance is not required by law.

         SECTION 2. OTHER OFFICES. The Trust may have offices in such other places without as well as within the Commonwealth as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

         SECTION 1. MEETINGS. A meeting of Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate not less than
10% of the outstanding Shares entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the
Commonwealth of Massachusetts on such day

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and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders. In the absence of a quorum, a majority of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.

         SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the
Trustees by mail to each Shareholder entitled to vote at such meeting at his address as recorded on the register of the Trust, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any
Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the
Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         SECTION 3. RECORD DATE. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of
Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

         SECTION 4. ACTION. The Shareholders shall take action by the affirmative vote of the holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act, or the Declaration of
Trust.

         SECTION 5. PROXY REPRESENTATION AND VOTING. At any meeting of
Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the
Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. The

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placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such Shareholder. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more officers of the
Trust or such others persons as the Trustees shall designate. Only Shareholders of record shall be entitled to vote.

         Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fractions. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such votes shall not be received in respect of such Share. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

         SECTION 6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         SECTION 7. ACTION WITHOUT MEETING. Any action which may be taken by
Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter)
consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                      -4-

                                   ARTICLE IV

                                    TRUSTEES

         SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each
Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees present in person at any regular or special meeting of the Trustees shall constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                      -5-

         SECTION 3. ATTENDANCE BY TRUSTEES. A Trustee who fails, during any fiscal year of the Trust, to attend at least 75% of the meetings of the Board, or who fails to attend at least 75% of the meetings of each Committee of the
Board of which such Trustee is a member, unless such failure was the result of an illness or incapacity which, as determined by the Board, is not likely to materially interfere with the future performance of the duties of such Trustee, shall be subject to removal for cause by vote of two-thirds of the remaining
Trustees. The foregoing shall not be construed to limit in any way the authority of the Board with respect to removal of Trustees.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

         SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive
Committee to consist of not less than three Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive
Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a
Committee may elect its own chairman.

         SECTION 2. MEETING, QUORUM AND MANNER OF ACTING. The Trustees may (i)
provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a

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Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit.

         Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

         SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such
Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him which shall take effect upon its delivery to the Trustees. The Advisory
Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by vote provide.

         SECTION 4. CHAIRMAN. The Trustees may, by a majority vote of all the
Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman shall not hold any other office. The Chairman may be, but need not be, a Shareholder. The
Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1.  GENERAL PROVISIONS.  The officers of the Trust shall be a President, a Treasurer or a Controller, a Secretary, a Chief Legal Officer,
and a Chief Compliance Officer, who shall be elected by the Trustees. The
Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more
Assistant Treasurers or Assistance Controllers and one or more Assistant
Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the

                                      -7-

President, the Treasurer and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and
Treasurer may be the same person. A Vice President and the Treasurer or a Vice
President and the Secretary may be the same person, but the offices of Vice
President, Secretary and Treasurer shall not be held by the same person. The
President shall not hold any other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but does not need be, a Trustee or Shareholder.

         SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

         SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President, unless a
Chairman is so elected by the Trustees, shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the
Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust.
The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

         SECTION 5. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there are more than one
Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come

                                      -8-

into his hands to such custodian as the Trustees may employ pursuant to Article
X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The
Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         SECTION 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer
Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 7A. POWERS AND DUTIES OF THE CHIEF LEGAL OFFICER. The Chief
Legal Officer shall serve as the chief internal legal counsel to the Trust. The
Chief Legal Officer shall be responsible for receiving any report of a material violation pursuant to "up-the-ladder" reporting provisions under applicable laws and regulations and for inquiring into the evidence of any material violation and taking reasonable steps to adopt an appropriate response pursuant to such laws and regulations. The Chief Legal Officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

         SECTION 7B. POWERS AND DUTIES OF THE CHIEF COMPLIANCE OFFICER. The
Chief Compliance Officer shall be responsible for administering the compliance policies and procedures of the Trust and for providing reports to the Trustees regarding the operation of the policies and procedures and any material compliance matters, all in accordance with applicable laws and regulations governing the duties of the Chief Compliance Officer. The Chief Compliance
Officer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

         SECTION 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any

                                      -9-

Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the
Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         SECTION 9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the
Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 10. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE
ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees.
No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Trust shall be that annual period as designated by the Trustees of the Trust.

                                  ARTICLE VIII

                                      SEAL

         The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

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         Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

                                    ARTICLE X

                                    CUSTODIAN

         SECTION 1. APPOINTMENT AND DUTIES. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least $5,000,000 as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act:

                (i) to hold the securities owned by the Trust and deliver the same upon written order;

                (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the
         Trustees may direct;

                (iii) to disburse such funds upon orders or vouchers;

                (iv) if authorized by the Trustees, to keep the books and
         accounts of the Trust and furnish clerical and accounting services; and

                (v) if authorized by the Trustees, to compute the net income of the Trust and the net asset value of Shares;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be

                                      -11-

agreed upon between the custodian and such sub-custodian and approved by the
Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least
$5,000,000.

         SECTION 2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the
Commission under the Securities Exchange Act of 1934, or with such other person as may be permitted by the Commission, or otherwise in accordance with the 1940
Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.

         SECTION 3. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to
such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal
Reserve System in accordance with regulations promulgated by the Board of
Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

         SECTION 4. PROVISIONS OF CUSTODIAN CONTRACT. The following provisions shall apply to the employment of a custodian pursuant to this Article X and to any contract entered into with the custodian so employed:

         (a)    The Trustees shall cause to be delivered to the custodian
                all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the
                custodian only upon completion of a sale, exchange,
                transfer, pledge, or other disposition thereof, and upon
                receipt by the custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its
                Transfer Agent, all as the Trustees may generally or from
                time to time require or approve, or to a successor
                custodian; and the Trustees shall

                                      -12-

                cause all funds owned by the Trust or to which it may become entitled to be paid to the custodian, and shall order the
                same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including
                management compensation, and liabilities of the Trust,
                including distributions to Shareholders, or to a successor custodian; provided, however, that nothing herein shall
                prevent delivery of securities for examination to the broker purchasing the same in accord with the "street delivery"
                custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

         (b)    In case of the resignation, removal or inability to serve of any such custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this
                Article X as successor custodian. The agreement with the
                custodian shall provide that the retiring custodian shall, upon receipt of notice of such appointment, deliver all
                Trust Property in its possession to and only to such
                successor, and that pending appointment of a successor
                custodian, or a vote of the Shareholders to function without a custodian, the custodian shall not deliver any Trust
                Property to the Trust, but may deliver all or any part of
                the Trust Property to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an
                aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $5,000,000;
                provided that arrangements are made for the Trust Property to be held under terms similar to those on which they were held by the retiring custodian.

                                   ARTICLE XI

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by the Shareholders by a Majority Shareholder
Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the
Shareholders.